UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2001

AVANEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

000-29175	94-3285348
(Commission File Number)	(I.R.S. Employer Identification Number)

40919 Encyclopedia Circle
Fremont, California    94538
(Address of principal executive offices including zip code)

(510) 897-4188
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

Avanex Corporation announced an organizational development to strengthen its strategic focus on customer needs and market demands. In connection with the new organization, Dr. Charles X. Mao has been promoted to Senior Vice President, Sales and Marketing.

Item 7. Exhibits.

(c) Exhibits.

99.1 Press Release dated March 15, 2001, issued by Avanex Corporation

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 19, 2001

AVANEX CORPORATION

(Registrant)

By:	/s/ JESSY CHAO

Jessy Chao
Vice President, Finance and Chief Financial Officer
(Duly Authorized Officer and Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit	Description
99.1	Text of press release dated March 15, 2001

EXHIBIT 99.1

Avanex launches new customer-focused operations

FREMONT, Calif. (Thursday, March 15, 2001) -- Avanex Corporation (Nasdaq: AVNX), the global provider of photonic processors that enable next-generation performance for optical communications networks, announced today an organizational development to strengthen its strategic focus on customer needs and market demands.

In connection with the new organization, Dr. Charles X. Mao has been promoted to Senior Vice President, Sales and Marketing, with overall responsibility for sales, product marketing, applications engineering and customer service. Dr. Mao will report to Paul Engle, President and COO of Avanex. Dr. Mao previously was Vice President, Product Marketing and Applications Strategy.

In making today's announcement, Avanex President Engle said, "Our customers' needs are evolving rapidly, and as this occurs, we need to upgrade our operations to maintain our leadership position. Today our customers are demanding full service -- from optical network architecture design to product functionality to field application engineering to on-going customer service. As a result of this evolution, we are integrating sales, product marketing, application engineering and customer service into one cohesive unit in order to ensure our focus and attention to all dimensions of these customer requirements."

Engle also said today that Peter Maguire, who had been VP of Worldwide Sales for Avanex, had left the company to pursue other interests.

Commenting on the new company structure, Walter Alessandrini, Avanex Chairman and CEO, said, "Dr. Mao is highly respected in the industry, and he has a keen understanding of customer requirements for next-generation network systems. By combining related operational functions under Dr. Mao's leadership, we are strengthening our ability to anticipate customer needs and to meet them with seamless execution."

Dr. Mao is regarded as an authority in fiber optics, fiber transmission systems, fiber non-linearities, advanced fiber systems and engineering management. Before joining Avanex in February 1999 as Director of System Engineering, he held positions with MCI Telecommunications, Accuwave Corporation and AT&T Bell Laboratories. Dr. Mao earned a Ph.D. and a master's degree in electrical engineering from Polytechnic University and a BSEE in microwave communications from the Nanjing Institute of Posts and Telecommunications in China. He holds three U.S. patents.

About Avanex

Avanex designs, manufactures and markets photonic processors for the communications industry. Avanex's photonic processors offer communications service providers and optical systems manufacturers greater levels of performance and miniaturization, reduced complexity and increased cost- effectiveness as compared to current alternatives.

Avanex was incorporated in 1997 and is headquartered in Fremont, Calif. In addition to a development and manufacturing facility in Fremont, the company also maintains The Photonics Center(TM) in Richardson, Texas, and a development facility in Hudson, Mass.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act. Actual results could differ materially from those projected in the forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, our inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance.

Avanex undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. SOURCE Avanex Corporation

Media	Investor Relations
Tony Florence Phone: 510-897-4162 Fax: 510-979-0198 email: tony_florence@avanex.com	Investor Relations Mark Weinswig Phone: 510-897-4344 Fax: 510-897-4345 email: mark_weinswig@avanex.com